Exhibit 10.10

FORM OF

SECOND AMENDMENT TO

RETENTION AGREEMENT

THIS SECOND AMENDMENT TO RETENTION AGREEMENT (this “Amendment”), effective as of January 13, 2005, is entered into by and among PETCO ANIMAL SUPPLIES, INC., a Delaware corporation (“Parent”), PETCO ANIMAL SUPPLIES STORES, INC., a Delaware corporation (formerly named PETCO Animal Supplies, Inc.) (the “Operating Company”), and                      (“Employee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement (as defined below). All Section references in this Amendment are to Sections of the Original Agreement.

RECITALS

WHEREAS, the Operating Company and Employee are parties to that certain Retention Agreement effective as of                     , as amended by that certain Waiver and Amendment of Retention Agreement dated as of January 13, 2005 (as amended, the “Original Agreement”).

WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of January 13, 2005, the Operating Company implemented a holding company form of organizational structure (the “Reorganization”) by the merger of PETCO Merger Co., a Delaware corporation and a wholly-owned subsidiary of Parent, with and into Operating Company, with the Operating Company being the surviving corporation. As a result of the Reorganization, the Operating Company became a direct, wholly-owned subsidiary of Parent and ceased to be a publicly-traded company. Parent is now a publicly-traded company on the Nasdaq National Market.

WHEREAS, the parties desire to amend the Original Agreement as set forth below to reflect the Reorganization.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby amend the Original Agreement as follows:

1. References to PETCO. Except as otherwise provided herein, all references to the “PETCO” shall be deemed references to Parent and the Operating Company together, and references to “PETCO’S” shall be deemed references to “Parent’s and the Operating Company’s.” The reference to “PETCO” in the first recital is hereby amended to read “the Operating Company.” The following references to “PETCO” are hereby amended to read “Parent and the Operating Company”: all references in Section 2, the second and last references in Section 3(a), the reference in Section 5(d), all references in Section 7 and all references in Section 17. The following references to “PETCO” are hereby amended to read “Parent or the Operating Company, or both,”: the references in Section 1(a), the reference in subparagraph 1(c)(v), the second, fourth and seventh references in Section 6(c), the reference in Section 6(d) and the fourth reference in Section 6(e). The following references to “PETCO” are hereby amended to read “Parent”: all references in Section 1(b) and all references in Section 1(f). The words “with Parent and the Operating Company” are hereby inserted after the word “employment” in each of the following places: the second reference in Section 1(c), subparagraph 1(c)(iv), all references in Section 1(e), all references in Section 2, all references in Section 3(b), the reference in Section 6(a), and the reference in Section 6(e). The words “with Parent and the Operating Company” are hereby inserted after the word “service” in each of the following places: the first reference in Section 3(b) and all references in Section 5. The words “from PETCO” in the first sentence of Section 3(a) are hereby deleted.

2. References to the Board. All references to the “Board of Directors” or “Board” shall be deemed references to the Board of Directors of Parent.

3. References to Titles. The reference to the “President/Chief Executive Officer” in subparagraph 1(a)(ii) is hereby amended to read “Presidents/Chief Executive Officers of Parent and the Operating Company.” The references to “PETCO’s president” in Section 2 and subparagraph 6(b)(ii) are hereby amended to read “the Presidents/Chief Executive Officers of Parent and the Operating Company.”

4. Incumbent Board. Section 1(d) is hereby amended to read as follows:

d. INCUMBENT BOARD. The “Incumbent Board” consists of the members of the Board of Directors of Parent as of January 13, 2005, to the extent they continue to serve as Board members and any individual who becomes a Board member after January 13, 2005, if (i) his or her election or nomination as a director was approved by a vote of at least two-thirds of the then Incumbent Board and such person does not own more than 20% of Parent’s securities, or (ii) such individual is a representative of an institutional investor that either owns less than 20% of Parent’s securities or was represented on the Board of Directors of Parent as of January 13, 2005.

5. Acceleration of Options. Section 4 is hereby amended to read as follows:

4. ACCELERATION OF OPTIONS. In the event of the occurrence of a Change in Control, all of EMPLOYEE’S rights to exercise option(s) to purchase shares of Parent common stock granted to and held by EMPLOYEE at the time of the Change in Control shall immediately vest resulting in these option(s) becoming immediately exercisable.

6. Assignment. Section 9 is hereby amended to add the following at the end thereof: “Notwithstanding the foregoing, the duties, obligations and liabilities of Parent and the Operating Company hereunder shall be performed, satisfied or discharged by Parent and the Operating Company, or in part by each of them, as determined jointly by Parent and the Operating Company in their collective discretion from time to time (and such determination shall be binding on Parent, the Operating Company and EMPLOYEE); provided, however, that the duties, obligations and liabilities relating to EMPLOYEE’S shares of common stock or other equity interests, or options to acquire shares of common stock or other equity interests, of Parent shall be performed, satisfied or discharged by Parent.”

7. Arbitration. The phrase “Commercial Arbitration Rules” in Section 14 is hereby amended to read “Employment Arbitration Rules.”

8. Miscellaneous. This Amendment shall be and is hereby incorporated in and forms a part of the Original Agreement. All other terms and provisions of the Original Agreement shall remain unchanged except as specifically modified herein. The Original Agreement, as amended by this Amendment, is hereby ratified and confirmed.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

PETCO ANIMAL SUPPLIES, INC.

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief Financial Officer

PETCO ANIMAL SUPPLIES STORES, INC.

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief Financial Officer

EMPLOYEE

Print Name:

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The following employees signed this Form of Second Amendment to Retention Agreement:

Rodney Carter

James B. Alvord

Therese A. Helmer (formerly Therese A. Boll)

David M. Charron

Marc W. Corless

Sabine S. Crane

Darragh J. Davis

Edward A. Drury

Michael A. Gerety

Stanley B. Latacha

William Lechtner

Bruce M. Levy

Fred Major

Keith G. Martin

Janet D. Mitchell

Richard W. Nichter

Sara E. Raleigh

Razia Richter

Eric J. Rosenzweig

Paul M. Schmitt

Lance Schwimmer

Sally Stork

Marcie L. Whichard

Daniel S. Wisk

William M. Woodard

Paul Jolly

Mike Brown

Stephen Gartner

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